UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2005

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following information is included in this document as a result of the Company's desire to comply with its policy regarding public disclosure of corporate information. The Company may or may not continue to provide similar information in the future using this format.

Forward-looking Statements and Associated Risk Factors

The Company may from time to time make written or oral "forward-looking statements", including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan", and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

(1)  Q: What is your deposit growth for the first two months of the fourth quarter of 2005 and on a year-to-year basis?

    A:

Annual Deposit Growth:
			Year over Year
	11/30/04	11/30/05	$ Increase	% Increase
	(dollars in millions)

Core Deposits	$26,636	$33,655	$7,019	26%
Total Deposits	$27,797	$34,627	$6,830	25%

Linked Quarter Deposit Growth:
			Two Month
	9/30/05	11/30/05	$ Increase
	(dollars in millions)

Core Deposits	$32,371	$33,655	$1,284
Total Deposits	$33,244	$34,627	$1,383

For the last 12 months ending November 30, 2005 demand deposits have grown 24%.

(2)       Q: What has your loan growth been for the first two months of the fourth quarter and for the trailing 12 months?

    A:

Annual Loan Growth:
			Year over Year
	11/30/04	11/30/05	$ Increase	% Increase
	(dollars in millions)
Net Loans	$9,075	$11,769	$2,694	30%

Linked Quarter Loan Growth:

			Two Month
	9/30/05	11/30/05	$ Increase
	(dollars in millions)

	$11,150	$11,769	$619

(3) Q: What is the status of your Florida acquisition?

A: On December 5, 2005, Commerce Bancorp completed the acquisition of Palm Beach County Bank which included 7 offices and approximately $370 million in assets.

This is the beginning step of a major expansion in Southeast Florida which will include at least 150 new stores, including 10 to 15 new stores to open in 2006 in Palm Beach and Broward Counties.

In January 2006, the existing Palm Beach County offices will be rebranded as Commerce Bank offices and the systems conversions will be completed.

(4)  Q: What are your store expansion results in 2005 and your expansion plans in 2006?

A: In 2005 we will open approximately 48 new stores plus the 7 stores acquired in Palm Beach County for a total of 55 new stores, bringing our store total to approximately 374.

Our strategic plan is to increase our store base approximately 18% per year.

In 2006 we plan to open 65+ new stores including planned openings in the following markets:

Metro New York	-	30
Metro Philadelphia	-	5
Metro Washington	-	15
Metro Southeast Florida	-	15

Total	-	65+

We have approximately 150 new store sites presently in various stages of land use approvals.

(5) Q: The accounting rules for stock options will change January 1, 2006. What are the Company’s plans regarding stock options?

A: Commerce believes that stock options are one of the best means to incent, compensate and unite Commerce team members. We will continue to grant stock options to most, if not all, of our Commerce employees and directors, and beginning in 2006, we will expense these stock options. The estimated stock option expense related to stock options to be granted in 2006 is $.02 to $.03 per share for 2006.

On December 8, 2005, the Company’s board of directors approved the acceleration of vesting of all outstanding unvested stock options awarded prior to July 1, 2005 to employees and directors. This acceleration is effective as of December 16, 2005. The purpose of the acceleration is to enable the Company to eliminate compensation expense associated with these options in future periods upon adoption of FASB Statement No. 123R (Share-Based Payment) in January 2006. The Company has placed a restriction on senior management and directors that would prevent the sale, or any other transfer, of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination of employment.

As a result of the acceleration, options to purchase approximately 10.6 million shares of common stock will become immediately exercisable. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense in future periods of approximately $58 million, including approximately $25 million, or $.09 per share, in 2006.

The Company will record a one-time charge in the fourth quarter of 2005 of approximately $.01 per share as a result of the accelerated vesting.

(6) Q: Is there anything new in the regulatory environment?

A: In November 2005, the Comptroller of the Currency (OCC) approved the acquisition of Palm Beach County Bank and the merger was consummated on December 5, 2005.

On December 8, 2005, Commerce Capital Markets, Inc. (“CCMI”) consented to a proposed letter of Acceptance, Waiver, and Consent (“AWC”) to settle alleged MSRB rule violations for conduct between 2000 and 2002. Without admitting or denying the alleged violations, and subject to final NASD approval, CCMI consented to: the NASD’s findings; a censure and $600,000 fine; and making a future certification to the NASD about procedures for compliance with MSRB Rule G-37. CCMI’s retired President/CEO also consented to the proposed AWC and to individual sanctions. There are no further restrictions or sanctions for CCMI and this proposed settlement will conclude the previously disclosed NASD inquiry.

The previously announced Class Action suits against the Company have been dismissed in their entirety by the Federal District Court in New Jersey. The court ruled, among other things, that there were no material misrepresentations or omissions in Commerce’s public fillings, and that statements of past empirical facts about Commerce’s financial performance were not in violation of applicable federal securities laws. The Plaintiff has filed a Notice of Appeal.

(7) Q: What are your forecasts for the net interest margin?

A: The continued flattening of the yield curve over an extended period of time has produced an interest rate environment unlike that seen in many years. The convergence of short-term rates and longer-term rates has reduced the Company’s net interest margin.

The Company expects the net interest margin in the fourth quarter of 2005 to be in the range of 3.50% to 3.55%, down from 3.67% in the previous quarter.

Due to the unprecedented growth in indexed government and commercial deposits over the last several years, the Company has an approximate $3.5 billion mismatch between floating rate deposits and floating rate assets. This mismatch has contributed to the net interest margin compression.

The current flat yield curve presents an opportunity to reposition from fixed rate to floating rate securities with relatively little cost while increasing effective yield and shortening duration.

In the fourth quarter of 2005 the Company will alleviate a portion of this mismatch by replacing approximately $1.5 billion of fixed rate mortgage-backed securities with floating rate mortgage backed securities under the following terms:

•	The Company will sell approximately $1.5 billion of fixed rate securities with a yield of approximately 4.60%. The after-tax loss is approximately $18 million or $0.10 per share.

•	The Company will purchase approximately $1.5 billion of floating rate mortgage-backed securities with a current yield of approximately 5.20%.

•	This change will increase the yield on approximately $1.5 billion of securities by approximately 60 basis points and will remove a significant portion of our asset/liability mismatch.

•
With the completion of this action, the Company expects its net interest margin to stabilize or increase in the first quarter of 2006, based on the Company’s current interest rate projections, which include three more Federal Reserve rate increases of 25 basis points each.

•	The Company plans to further narrow the mismatch in 2006 by adding floating rate mortgage-backed securities to its investment portfolio and increasing the amount of floating rate loans.

(8) Q: What are your estimated earnings per share for the fourth quarter of 2005?

A: We expect to earn approximately $0.26 to $0.28 per share after the $0.10 asset/liability repositioning charge and $.01 to $.02 in charges related to accelerated stock option vesting, the Florida bank acquisition, and other nonrecurring items.

For the full year 2005, we expect earnings per share to be flat with 2004, and net income to be up approximately 4%.

(9) Q: What are your projections for 2006?

A: We now expect our first quarter 2006 earnings to be $0.40 to $0.42, based on our current interest rate projections.

For the year 2006, the Company projects EPS growth of 18 - 20%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

December 9, 2005	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Senior Vice President and Chief Financial Officer